UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2006
Date of Report (Date of earliest event reported)

MFC DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

271 North Avenue, Suite 520
New Rochelle, NY 10801

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (914) 636-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits, if any) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 8.01 Other Events

Entering into a Material Agreement

As previously reported by MFC Development Corp. (“MFC”, the “Company” or the “Registrant”) in a Current Report on Form 8-K dated June 9, 2006 and filed with the Securities and Exchange Commission on June 12, 2006, Jeffrey S. Edell, the Company’s President and Co-Chief Executive Officer resigned effective June 13, 2006 and was simultaneously appointed non-executive Chairman of the Board. Mr. Edell’s commitment to MFC as non-executive Chairman of the Board, will include, but is not limited to his leadership in overall corporate strategy, direction, and other involvement that would enhance shareholder value.

In connection with his resignation, the Company and Mr. Edell entered into a transition services agreement (“the Agreement”) dated June 9, 2006. The Agreement summarizes and modifies Mr. Edell’s duties and responsibilities with respect to paragraph 4.B(iii) of his Employment Agreement. The Agreement only impacts his Employment Agreement and has no effect on his role as Chairman of the Board. Under the terms of the Agreement, the Company agreed to allow Mr. Edell to perform his transition services on a non-exclusive basis, however, in accordance with his new position as non-executive Chairman of the Board, he will assist in the retention of a qualified senior executive(s). In consideration for allowing Mr. Edell to perform his transition services on a non-exclusive basis, he agreed to surrender to the Company 500,000 shares (“Returned Common Shares”) of MFC common stock that were issued to him in connection with his Employment Agreement and the Acquisition Agreement that closed on November 29, 2005.In addition, Mr. Edell agreed to relinquish any claim with respect to all of his earn-out shares (“Returned Earn-Out Shares”) which he may be entitled to, provided that his new replacement is approved by the Board of Directors. The Earn-Out Shares of up to a maximum of 1,450,000 shares which may be available to Mr. Edell, are being held in accordance with the terms of an escrow agreement dated November 29, 2005. The Returned Common Shares and Returned Earn-Out Shares will be used to assist in facilitating the hiring of a senior executive(s). However, to the extent that either the Returned Common Shares or the Returned Earn-Out Shares have not been issued, cancelled, or reserved, and the Company is subsequently sold, he would receive a pro-rated portion of any sales price that the owner of those shares would ordinarily receive.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is incorporated by reference:

Exhibit Number	Description
10.1	Employment Agreement dated as of April 1, 2004 of Jeffrey S. Edell.*

* Filed with Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

June 15, 2006	/s/ VICTOR BRODSKY
Victor Brodsky
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)